UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2013

Liberator, Inc.

(Exact name of registrant as specified in Charter)

Florida	000-53314	59-3581576
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2745 Bankers Industrial Drive

Atlanta, GA 30360

 (Address of Principal Executive Offices)

(770) 246-6400

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2013, OneUp Innovations, Inc. (“OneUp”), the wholly owned subsidiary of Liberator, Inc. (the “Registrant”), executed an Exclusive Distribution Agreement with TENGA Co., Ltd (“TENGA”).  Pursuant to the terms of the agreement, OneUp will be the exclusive distributor of TENGA products in the United States for a period of three years, subject to meeting certain minimum purchase requirements (and other conditions) during each year of the three year agreement.

A copy of the agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Item 7.01 Regulation FD Disclosure.

On February 7, 2013, the Registrant issued a press release announcing the Exclusive Distribution Agreement with TENGA . A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)              Exhibits

ExhibitNo.	Description

10.1	Exclusive Distribution Agreement between OneUp Innovations, Inc. and TENGA Co., Ltd., dated December 12, 2012.
99.1	Press release, dated February 7, 2012, announcing the Exclusive Distribution Agreement with TENGA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Liberator, Inc. (Registrant)

Date: February 8, 2013	By:	/s/ Ronald P. Scott
Ronald P. Scott Chief Financial Officer